Exhibit 32 (b)

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael J. Irwin, Chief Financial Officer of WD-40 Company (the “Company”), have reviewed the Quarterly Report on Form 10-Q of the Company for the quarter ended February 29, 2004 (the “Report”). For purposes of Section 1350 of Title 18, United States Code, I certify that to the best of my knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 14, 2004

/s/ MICHAEL J. IRWIN
Michael J. Irwin
Chief Financial Officer